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                               April 28, 1994




Trak Auto Corporation
3300 75th Avenue
Landover, Maryland  20785

Ladies and Gentlemen:

                We have acted as counsel to Trak Auto Corporation, a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 1,250,000 shares of common stock, $.01 par value per share (the "Shares"), of the Company relating to the exercise of stock options pursuant to the Trak Auto Corporation 1993 Stock Option Plan (the "Plan").

                For purpose of this opinion, we have examined copies of the following documents:

                1.       An executed copy of the Form S-8.

                2. A copy of the prospectus for the Shares prepared in connection with the Form S-8.

                3. A copy of the Plan, as certified on April 29, 1994, by the Secretary of the Company as then being complete, accurate and in effect.

                4. Article FOURTH of Certificate of Incorporation of Trak Auto Corporation, as certified on April 29, 1994, by the Secretary of the Company as then being complete, accurate and in effect.

                5. Bylaws of Trak Auto Corporation, as amended and restated as of September 14, 1993, as certified on April 29, 1994, by the Secretary of the Company as then being complete, accurate and in effect.

                6. Resolutions of the Board of Directors of the Company adopted by unanimous consent in lieu of a meeting, as certified by the Secretary of the Company on April 29, 1994 as then being complete, accurate and in effect.

                7. A resolution of the stockholders of the Company adopted at the Annual Meeting of Shareholders on June 30, 1993, as certified by the Secretary of the Company on April 29, 1994 as then being complete, accurate and in effect.


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                We have not, except as specifically mentioned above, made
any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications, on which we are relying, and have made no independent investigations thereof.

                This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware, and we express no opinion as to any other laws, statutes, regulations or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers to be qualified to practice law in the District of Columbia.

                Based upon, subject to, and limited by the foregoing, we are of the opinion that:

                1. The issuance of the Shares upon the exercise of options granted under the Plan has been lawfully and duly authorized; and

                2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

                We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.


                                         Sincerely,



                                         Wilmer, Cutler & Pickering
                                         By: ______________________
                                             Thomas W. White, a Partner